Exhibit 11.1

                 EXHIBIT 11.1: COMPUTATION OF PER SHARE EARNINGS

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

                                                        Year Ended December 31,
                                                        -----------------------
                                                       1996       1995      1994
                                                       ----       ----      ----

Net income - primary and fully diluted               $5,024     $4,296    $3,748

Weighted Average Common Stock and Common
Equivalent Stock

Weighted average common stock outstanding             2,686      2,697     2,680

Assumed conversion (as of the beginning of each
period or upon issuance during a period) of
stock options outstanding at the end of each
period                                                  150         90        69
                                                     ------     ------    ------
Weighted average common stock outstanding -
primary                                               2,836      2,787     2,749
                                                     ------     ------    ------

Weighted average common stock outstanding             2,686      2,697     2,680

Assumed conversion (as of the beginning of each
period or upon issuance during a period) of
stock options outstanding at the end of each
period                                                  170         98        74
                                                     ------     ------    ------

Weighted average common stock outstanding -
fully diluted                                         2,856      2,795     2,754
                                                     ------     ------    ------

Earnings per Common and Common Equivalent Share

Primary                                               $1.77      $1.54     $1.36
                                                     ------     ------    ------

Fully Diluted                                         $1.76      $1.54     $1.36
                                                     ------     ------    ------
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